   As filed with the Securities and Exchange Commission on October 10, 1995
                                        Registration Statement No. 33-______


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        FORM S-8 REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            COMPUCOM SYSTEMS, INC.
                            ----------------------
            (Exact name of registrant as specified in its charter)

      Delaware                                       38-2363156
      --------                                       ----------
 (State of Incorporation)               (I.R.S. Employer Identification No.)

               10100 North Central Expressway, Dallas, TX 75231
               ------------------------------------------------
         (Address of principal executive offices, including zip code)

                            1993 STOCK OPTION PLAN
                            ----------------------
                           (Full title of the plan)

                           James A. Ounsworth, Esq.
                          800 The Safeguard Building
                             435 Devon Park Drive
                             Wayne, PA 19087-1945
                             --------------------
                    (Name and Address of Agent for Service)

                                (610) 293-0600
                                --------------
                    (Telephone Number of Agent for Service)

                        CALCULATION OF REGISTRATION FEE


                               Proposed      Proposed
Title of                       maximum       maximum
securities          Amount     offering     aggregate        Amount of
to be               to be     price per      offering      registration
registered        registered  share (1)      price(1)         fee(1)
----------------  ----------  ----------  --------------  ---------------
Common Stock         793,000   @ $3.50    $ 2,775,500        $  957.08
$.01 par value       243,000   @ $4.625   $ 1,123,875        $  387.55
                      50,000   @ $5.625   $   281,250        $   96.98
                   1,914,000   @ $6.125   $11,723,250        $4,042.53

(1) Calculated pursuant to Rule 457(c) and 457(h). As to shares subject to outstanding but unexercised options, the fee is computed based upon the prices at which the options may be exercised. As to the remaining shares, the fee is computed based upon the average of the high and low prices for a share of Common Stock of the registrant on October 5, 1995 as reported on the NASDAQ System for National Market Issues.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The Registrant has previously filed a Registration Statement on Form S-8 (No. 33-76382) (the "Previous Registration Statement") with respect to 1,750,000 shares of Common Stock to be issued under its 1993 Stock Option Plan (the "1993 Plan"). The Registrant is filing this Registration Statement to register an additional 3,000,000 shares of Common Stock for issuance under the 1993 Plan, so that an aggregate of 4,750,000 shares of Common Stock under the 1993 Plan shall be registered under the Securities Act of 1933. The contents of the Previous Registration Statement are incorporated herein by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

(a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994 filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

(b) The Company's Quarterly Reports on Form 10-Q for the quarters ended
March 31, 1995 and June 30, 1995 filed with the Commission pursuant to Section 13(a) of the Exchange Act.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of each such report or other document.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by James A. Ounsworth, Esquire, 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087-1945. Mr. Ounsworth is Vice President and General Counsel of Safeguard Scientifics, Inc. Mr. Ounsworth holds 9,750 shares of Common Stock and options to purchase 111,000 shares of Common Stock of Safeguard Scientifics, Inc. Safeguard Scientifics (Delaware), Inc., a wholly owned subsidiary of Safeguard Scientifics, Inc., beneficially owns 21,463,184 shares of Common Stock of the registrant, representing approximately 62.3% of the registrant's outstanding shares of Common Stock, and 2,000,000 shares of Series B Preferred Stock, which is convertible into 2,954,209 shares of Common Stock and upon conversion would increase Safeguard's ownership to approximately 65.3% of the registrant's outstanding shares of Common Stock.

ITEM 8.  EXHIBITS

The following is a list of exhibits required by Item 601 of Regulation S-K filed as part of this Registration Statement.

4(a)  Certificate of Incorporation (1)(Exhibit B)

4(b)  Certificate of Amendment of the Certificate of Incorporation
      (2)(Exhibit 3(b))

4(c) Certificate of Amendment of the Certificate of Incorporation filed on November 30, 1992 (3)(Exhibit 4(c))

4(d) Certificate of Amendment of the Certificate of Incorporation filed on July 1, 1993 (3)(Exhibit 4(d))

4(e) Certificate of Designation dated March 31, 1994 establishing Series B Cumulative Convertible Preferred Stock (4)(Exhibit 4(i))

4(f)  By-Laws, as revised April 1, 1991 (2)(Exhibit 3(c))

4(g)  1993 Stock Option Plan (3)(Exhibit 4(f))

4(h)  Form of Stock Option Agreement (3)(Exhibit 4(g))

5     Opinion of James A. Ounsworth, Esquire

23(a) Consent of Independent Auditors

23(b) Consent of Counsel -- included in opinion filed as Exhibit 5 hereto.
_____

(1) Filed on April 19, 1989 as an exhibit to the 1989 Annual Meeting Proxy Statement and incorporated herein by reference.
(2) Filed on March 30, 1992 as an exhibit to the Annual Report on Form 10-K (No. 0-14371) and incorporated herein by reference.
(3) Filed on March 14, 1994 as an exhibit to the Registration Statement on Form S-8 (No. 33-76382) and incorporated herein by reference.
(4)   Filed on May 16, 1994 as an exhibit to the Quarterly Report on Form
      10-Q for the Quarter Ended March 31, 1994 (No. 0-14371) and incorporated herein by reference.

                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 29, 1995.

                                     COMPUCOM SYSTEMS, INC.


                                     By:   /s/ Edward R. Anderson
                                         ---------------------------------------
                                           Edward R. Anderson
                                           President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. EACH PERSON IN SO SIGNING, ALSO MAKES, CONSTITUTES AND APPOINTS EDWARD R. ANDERSON AND ROBERT J. BOUTIN, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT, IN HIS NAME, PLACE, AND STEAD TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT.

Dated:                   Sept. 29, 1995  /s/ Edward R. Anderson
                                         ---------------------------
                                         Edward R. Anderson, President,
                                         Chief Executive Officer and
                                         Director (Principal Executive
                                         Officer)

Dated:                   Sept. 29, 1995  /s/ Robert J. Boutin
                                         ---------------------------
                                         Robert J. Boutin, Vice
                                         President-Finance and
                                         Chief Financial Officer
                                         (Principal Financial and
                                         Accounting Officer)

Dated:                   Sept. 29, 1995  /s/ James W. Dixon
                                         ---------------------------
                                         James W. Dixon, Chairman
                                         of the Board

Dated:                   Sept. 28, 1995  /s/ Daniel F. Brown
                                         ---------------------------
                                         Daniel F. Brown, Director

Dated:                   Sept. 28, 1995  /s/ Michael J. Emmi
                                         ---------------------------
                                         Michael J. Emmi, Director

Dated:                   Sept. 28, 1995  /s/ Richard F. Ford
                                         ---------------------------
                                         Richard F. Ford, Director

Dated:                   Sept. 28, 1995  /s/ Delbert W. Johnson
                                         ---------------------------
                                         Delbert W. Johnson,
                                         Director

Dated:                   Sept. 18, 1995  /s/ John D. Loewenberg
                                         ---------------------------
                                         John D. Loewenberg,
                                         Director

Dated:                   Sept. 28, 1995  /s/ Ira M. Lubert
                                         ---------------------------
                                         Ira M. Lubert, Director

Dated:                   Sept. 28, 1995  /s/ Warren V. Musser
                                         ---------------------------
                                         Warren V. Musser, Director

Dated:                   Sept. 28, 1995  /s/ Edward N. Patrone
                                         ---------------------------
                                         Edward N. Patrone, Director

Dated:                   Sept. 28, 1995  /s/ Charles A. Root
                                         ---------------------------
                                         Charles A. Root, Director

                                 EXHIBIT INDEX



Exhibit
Number    Description of Exhibit
------    ----------------------

4(a)      Certificate of Incorporation (1)(Exhibit B)

4(b) Certificate of Amendment of the Certificate of Incorporation (2)(Exhibit 3(b))

4(c) Certificate of Amendment of the Certificate of Incorporation filed on November 30, 1992
          (3)(Exhibit 4(c))

4(d) Certificate of Amendment of the Certificate of Incorporation filed on July 1, 1993 (3)
          (Exhibit 4(d))

4(e) Certificate of Designation dated March 31, 1994 establishing Series B Cumulative Convertible
          Preferred Stock (4)(Exhibit 4(i))

4(f)      By-Laws, as revised April 1, 1991 (2)(Exhibit 3(c))

4(g)      1993 Stock Option Plan (3)(Exhibit 4(f))

4(h)      Form of Stock Option Agreement (3)(Exhibit 4(g))

5         Opinion of James A. Ounsworth, Esquire (5)

23(a)     Consent of Independent Auditors (5)

23(b)     Consent of Counsel -- included in opinion
          filed as Exhibit 5 hereto (5)
_____

(1) Filed on April 19, 1989 as an exhibit to the 1989 Annual Meeting Proxy Statement and incorporated herein by reference.
(2) Filed on March 30, 1992 as an exhibit to the Annual Report on Form 10-K (No. 0-14371) and incorporated herein by reference.
(3) Filed on March 14, 1994 as an exhibit to the Registration Statement on Form S-8 (No. 33-76382) and incorporated herein by reference.
(4) Filed on May 16, 1994 as an exhibit to the Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1994 (No. 0-14371) and incorporated herein by reference.
(5)  Filed herewith.